UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2004

LEAP WIRELESS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-29752	33-0811062
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10307 Pacific Center Court, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 882-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Wayne Barr, Jr. and Gerald Stevens-Kittner resigned as directors of Leap Wireless International, Inc. (the “Company”) on December 30, 2004.

     Messrs. Barr and Stevens-Kittner were identified as post-emergence directors of the Company on August 7, 2003 by the members of the informal committee of holders of Cricket Communications, Inc.’s senior secured vendor debt (the “Informal Vendor Debt Committee”), in accordance with an order of the Bankruptcy Court. Messrs. Barr and Kittner became directors of the Company upon the Company’s emergence from Chapter 11 bankruptcy on August 16, 2004. Mr. Barr is senior managing director of Communications Technology Advisors LLC (“CTA”), which was engaged as the financial advisor to the Informal Vendor Debt Committee during the Company’s financial restructuring, and Mr. Kittner has served as an advisor and consultant to CTA.

     Mr. Barr provided significant contributions to the successful financial restructuring of the Company. After the Company’s emergence, Mr. Barr anticipates increasing his focus on evolving and growing CTA’s business. Mr. Kittner similarly anticipates increasing his focus on pursuing his personal and business interests.

     Leap’s management and Board of Directors are actively searching for new directors and anticipate making announcements at the appropriate time.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.
Date: January 6, 2005	By:	/s/ Robert J. Irving, Jr.
Robert J. Irving, Jr.
Senior Vice President and General Counsel